Exhibit 99.1

1.     The amount reported includes 606,670.64 membership units of Rural LEC Acquisition LLC that are owned by Seaport Capital Partners II, L.P., 13,964.29 membership units owned by Seaport Investments, LLC, 831,558.40 membership units owned by CEA Capital Partners USA, L.P., 256,441.60 membership units owned by CEA Capital Partners USA CI, L.P., 6,878.83 membership units of Mid-Missouri Parent, LLC owned by CEA Capital Partners USA, L.P. and 2,121.17 membership units of Mid-Missouri Parent, LLC owned by CEA Capital Partners USA CI, L.P.  Seaport Capital Partners II, L.P., Seaport Investments, LLC, CEA Capital Partners USA, L.P. and CEA Capital Partners USA CI, L.P. are each an affiliate of Seaport Capital Partners.  Mr. Meyers is a principal of Seaport Capital Partners.  Mr. Meyers disclaims ownership of all securities reported herein in excess of his pecuniary interests, if any, and this report shall not be deemed an admission that he is the beneficial owner of, or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.